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                                 Exhibit 11.1



                          ELANTEC SEMICONDUCTOR, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (LOSS)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended             Six Months Ended
                                                                          March 31,                     March 31,
                                                                  --------------------------    --------------------------
                                                                    1997           1996         1997 (1)         1996
                                                                 ------------  -------------   ------------  -------------

Net income (loss)                                                  $      67      $   1,213      $     (31)     $   2,334

                                                                   ==========     ==========     ==========     ==========

Common and common equivalent shares outstanding:
   Common stock                                                        8,804          8,496          8,782          8,319
   Common stock options                                                  477            893         -                 963
                                                                   ----------     ----------     ----------     ----------
Common and common equivalent shares used in
  computing per share amounts                                          9,281          9,389          8,782          9,282
                                                                   ==========     ==========     ==========     ==========

Net income (loss) per share                                        $    0.01      $    0.13     $     0.00      $    0.25
                                                                   ==========     ==========    ===========     ==========





(1) Effect of common stock options is excluded for the six months ended March 31, 1997, as their effect is antidilutive